Exhibit 24.1



                        MMCA AUTO RECEIVABLES TRUST II

              Unanimous Written Consent of the Board of Managers

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           Pursuant to Section 3806 of Title 12 of the Delaware Code
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         The undersigned, being all the Members of the Board of Managers of
MMCA Auto Receivables Trust II, a Delaware business trust (the "Trust"), do hereby consent to the adoption of, and do hereby adopt, the resolutions hereinafter set forth as the action of the Board of Managers of the Trust pursuant to Section 3806 of Title 12 of the Delaware Code with the same force and effect as if said resolutions had been approved and adopted at a special meeting of the Board of Managers of the Trust, duly called and held for such purpose, and do hereby direct the Secretary of the Trust to insert this Consent in the minute books of the Trust (capitalized terms used herein without definition shall have the meaning ascribed to such term in the Amended and Restated Trust Agreement dated as of July 29, 2002 between Mitsubishi Motors Credit of America, Inc., as Beneficial Owner, and Chase Manhattan Bank USA, National Association, as Trustee:

         RESOLVED, that the Trust is hereby authorized to enter into an agreement ("Purchase Agreement") with Mitsubishi Motors Credit of America, Inc., providing for the purchase by the Trust of consumer and commercial motor vehicle retail installment sale contracts and assets relating thereto, upon such terms and conditions as may be approved by any two of the following Authorized Officers: the President, any Executive Vice President and the Treasurer.

         RESOLVED, that the President, any Executive Vice President, and the Treasurer, and each of them, be and hereby are authorized, in the name and on behalf of the Trust, at any time, to take such action, and to execute (by either manual or facsimile signature) and deliver the Purchase Agreement and such agreements, documents or other instruments in connection therewith or related thereto as they, or any of them, may determine necessary, appropriate or desirable, the taking of such action or the execution of the Purchase Agreement or agreements, or documents or other instruments in connection therewith or related thereto to be conclusive evidence of such determination with respect thereto.

         RESOLVED, that the Trust is hereby authorized to issue and sell in
(i) a public offering required to be registered with the Securities and Exchange Commission (the "Commission") pursuant to the applicable provisions of the Securities Act of 1933, as amended (the "Act"), and/or (ii) in a private placement or offshore offering exempt from registration under the Act, certificates or securities ("Receivables Securities") relating to or representing an individual interest in consumer and commercial motor vehicle retail installment sale contracts ("Receivables") acquired by the Trust, in an aggregate principal amount not to exceed the aggregate principal amount authorized for registration under the Act pursuant to the next succeeding resolution, upon such terms and conditions as may be fixed by the Board of Managers or by the President, the Treasurer and any Executive Vice President, and the President, Treasurer and any Executive Vice President be and hereby are authorized to determine the terms and conditions of the Receivables Securities.

         RESOLVED, that the preparation of a Registration Statement on such form as may be appropriate (the "Registration Statement") covering the Receivables Securities, including a prospectus, exhibits and other documents, to be filed with the Commission, for the purpose of registering the offer and sale of the Receivables Securities under the Act in principal amount not to exceed in the aggregate $1 billion be and it hereby is in all respects approved; that the Managers and proper Authorized Officers of the Trust, and each of them, be and hereby are authorized to sign and execute on their own behalf, or in the name and on behalf of the Trust, or both, as the case may be, the Registration Statement, with such changes, if any, therein, including amendments to the prospectus and the addition or amendment of exhibits and other documents relating thereto or required by law or regulation in connection therewith, all in such form as such Managers and Authorized Officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof, and that the appropriate Authorized Officers of the Trust, and each of them, be and hereby are authorized to cause the Registration Statement, so executed, to be filed with the Commission.

         RESOLVED, that the Managers and appropriate Authorized Officers of the Trust, and each of them, be and hereby are authorized to sign and execute on their own behalf, or in the name and on behalf of the Trust, or both, as the case may be, any and all amendments (including post-effective amendments) to the Registration Statement, including amendments to the prospectus and the addition or amendment of exhibits and other documents relating thereto or required by law or regulation in connection therewith, all in such form, with such changes, if any, therein as such Managers and Authorized Officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof, and that the appropriate Authorized Officers of the Trust, and each of them, be and hereby are authorized to cause such amendment or amendments, so executed, to be filed with the Commission.

         RESOLVED, that each Authorized Officer and Manager who may be required to sign and execute the Registration Statement or any amendment thereto or document in connection therewith (whether on behalf of the Trust, or as an Authorized Officer or Manager of the Trust, or otherwise), be and hereby is authorized to execute a power of attorney appointing Steven E. Grimaldi and Carol J. Moore and each of them, severally, as true and lawful attorney or attorneys to sign in his name, place and stead in any such capacity the Registration Statement and any and all amendments (including post-effective amendments) thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each of said Authorized Officers and Managers who shall have executed such a power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such Authorized Officers or Managers might or could do in person.

         RESOLVED, that the proper Authorized Officers of the Trust be and hereby are authorized in the name and on behalf of the Trust to take any and all action which such persons, or any of them, may deem necessary, appropriate or desirable in order to obtain a permit, register or qualify the Receivables Securities for issuance and sale or to request an exception from registration of such securities or to register or obtain a license for the Trust as a dealer or broker under the securities laws of such jurisdictions as such person, or any of them, may deem necessary, appropriate or desirable, and in connection with such registrations, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws, and to take any and all further action which such person, or any of them, may deem necessary, appropriate or desirable in order to maintain such registrations in effect for as long as such persons, or any of them, may deem to be in the best interests of the Trust.

         RESOLVED, that any and all in haec verba resolutions which may be required by the Blue Sky or securities laws of any state in which the Trust intends to offer to sell the Receivables Securities be, and they hereby are, adopted; that the proper Authorized Officers of the Trust be, and they hereby are, authorized to certify that such resolutions were duly adopted by virtue of this Unanimous Written Consent of the Board of Managers of the Trust, and that the Secretary of the Trust shall cause a copy of each resolution so certified to be attached to this Consent.

         RESOLVED, that the President, the Treasurer and any Executive Vice President of the Trust be, and each of them hereby is, in the name and on behalf of the Trust, authorized, empowered and directed to select one or more underwriters of the Receivables Securities and to negotiate the terms and provisions of an underwriting agreement (the "Underwriting Agreement") between the Trust and such underwriters relating to the public offering described in and contemplated by the Registration Statement.

         RESOLVED, that the President, the Treasurer and any Executive Vice President of the Trust be, and each of them hereby is, in the name and on behalf of the Trust, authorized, empowered and directed to select one or more purchasers or placement agents of the Receivables Securities and to negotiate the terms and provisions of one or more purchase agreements (each a "Securities Purchase Agreement") between the Trust and such purchasers or placement agents relating to the sale and distribution of the Receivables Securities.

         RESOLVED, that the President, the Treasurer and any Executive Vice President of the Trust be, and each of them hereby is, in the name and on behalf of the Trust, authorized, empowered and directed to negotiate the terms and provisions of one or more trust agreements (each, an "Owner Trust Agreement") between the Trust, as Depositor, and an entity qualified to act in such capacity, as Owner Trustee, relating to the establishment of MMCA Auto Owner Trust 2002-5 (the "Owner Trust").

         RESOLVED, that the President, the Treasurer and any Executive Vice President of the Trust be, and each of them hereby is, in the name and on behalf of the Trust, authorized, empowered and directed to negotiate the terms and provisions of one or more servicing agreements (each a "Sale and Servicing Agreement") among the Trust, as Seller, Mitsubishi Motors Credit of America, Inc., as Servicer, and the Owner Trust, relating to the transactions described in and contemplated by the Registration Statement.

         RESOLVED, that the President, the Treasurer and any Executive Vice President of the Trust be, and each of them hereby is, in the name and on behalf of the Trust, authorized, empowered and directed to enter into one or more yield supplement agreements (each, a "Yield Supplement Agreement") relating to the Receivables Securities upon such terms and conditions as may be approved by such Authorized Officer.

         RESOLVED, that the President, the Treasurer and any Executive Vice President of the Trust be, and each of them hereby is, in the name and on behalf of the Trust, authorized, empowered and directed to select one or more domestic or foreign clearing corporations and to enter into one or more agreements (each, a "Depositary Agreement") with a bank, financial institution or other corporation or entity, providing for the settlement and clearance of any Receivable Security through the facilities of any such clearing corporation.

         RESOLVED, that the President, the Treasurer and any Executive Vice President of the Trust be, and each of them hereby is, in the name and on behalf of the Trust, authorized, empowered and directed to negotiate the terms and provisions of and execute an insurance and indemnity agreement or other similar agreement (the "Insurance Agreement") pursuant to which an insurer or other entity (the "Insurer") will issue an insurance policy or similar document (the "Insurance Policy") guaranteeing certain payments on one or more classes of the Receivables Securities in consideration of the payment of a premium to the Insurer and the other rights of the Insurer under the Insurance Agreement, which Insurance Agreement will be upon such terms and conditions as may be approved by any one of said officers;

         RESOLVED, that the President, the Treasurer and any Executive Vice President of the Trust be, and each of them hereby is, in the name and on behalf of the Trust, authorized, empowered and directed to negotiate the terms and provisions of and execute a premium side letter agreement or other similar agreement (the "Premium Side Letter Agreement" and, together with the Insurance Agreement and any other agreement or other document entered into by the Trust in connection therewith, the "Insurance Documents") regarding the premium and certain other amounts payable to the Insurer in connection with the Insurance Policy, which Premium Side Letter Agreement will be upon such terms and conditions as may be approved by any one of said officers;

         RESOLVED, that the President, the Treasurer and any Executive Vice President of the Trust be, and each of them hereby is, in the name and on behalf of the Trust, authorized, empowered and directed to execute and deliver the Underwriting Agreement, Securities Purchase Agreements, Owner Trust Agreements, Sale and Servicing Agreements, Yield Supplement Agreements, Depositary Agreements and the Insurance Documents and to perform the obligations of the Trust under the terms of the Underwriting Agreement, Securities Purchase Agreements, Owner Trust Agreements, Sale and Servicing Agreements, Yield Supplement Agreements, Clearing Agreements and the Insurance Documents and Steven E. Grimaldi hereby is in the name and on behalf of the Trust, authorized, empowered and directed to execute and deliver the Underwriting Agreement and to perform the obligations of the Trust under the terms of the Underwriting Agreement.

         RESOLVED, that the Trust is authorized to sell, transfer, and assign the Receivables, in a principal amount not to exceed $1 billion, to the Owner Trust and to have Receivables sold, transferred, and assigned back to it by the Owner Trust in such amounts, at such times and as otherwise described in or contemplated by the Registration Statement and the Sale and Servicing Agreements, and that the President, the Treasurer and any Executive Vice President of the Trust be, and each of them hereby is, in the name and on behalf of the Trust, authorized, empowered and directed to execute and deliver to the Owner Trust such papers and documents, including, without limitation, assignment documents, bills of sale, Uniform Commercial Code financing statements and such other documents as are necessary or desirable to evidence the sale, transfer and assignment of the Receivables to, or the transfer and assignment of Receivables from, the Owner Trust as heretofore provided as described in and contemplated by the Registration Statement and the Sale and Servicing Agreements and all exhibits thereto.

         RESOLVED, that the President, the Treasurer and any Executive Vice President of the Trust be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Trust, to execute (by manual or facsimile signature) Receivables Securities (and, in addition, Receivables Securities to replace any of the Receivables Securities which are lost, stolen, mutilated or destroyed and Receivable Securities required for exchange, substitution or transfer, all as provided in one or more indentures relating to the Receivables Securities (each, an "Indenture"), the Owner Trust Agreements or other agreements) in fully registered form in substantially the forms of Receivables Securities to be set forth in the Indentures, Owner Trust Agreements or other agreements with such changes therein and additions thereto as such Authorized Officer or Authorized Officers executing the Receivables Securities may deem necessary, appropriate or desirable, as conclusively evidenced by his or their execution thereof.

         RESOLVED, that the President, the Treasurer and any Executive Vice President of the Trust be, and each of them hereby is, in the name and on behalf of the Trust, authorized to appoint one or more paying agents, registrars, transfer agents, and other agents and functionaries, and to execute and deliver, in the name and on behalf of the Trust, any agreements, instruments or documents relating to any such appointment, for the purpose of the implementing and giving effect to the respective provisions of the Indentures, Owner Trust Agreements, Receivables Securities or other agreements which shall be executed and delivered pursuant to the foregoing resolutions.

         RESOLVED, that the retention of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, and any other firm chosen by the President, the Treasurer or any Executive Vice President, as special counsel to the Trust in connection with the establishment of the Owner trust and the preparation of documents relating to the issuance and sale of the Receivables Securities, and any and all related matters, be, and it hereby is, ratified and approved.

         RESOLVED, that the President, the Treasurer and any Executive Vice President of the Trust be, and each of them hereby is, authorized and empowered to retain such other counsel, accountants, investment advisors, and such other professionals and advisors as he shall deem necessary or desirable in order to accomplish the purpose and intent of these resolutions.

         RESOLVED, that the President, the Treasurer and any Executive Vice President of the Trust be, and each of them hereby is, authorized and directed to execute and deliver or cause to be executed and delivered such additional or other documents, certificates, and instruments, and to take any and all such other action as may be deemed by each such Authorized Officer necessary, desirable or appropriate in order to carry out the purpose and intent of the foregoing resolutions.

         RESOLVED, that the President, the Treasurer and any Executive Vice President of the Trust be, and each of them hereby is, in the name and on behalf of the Trust, authorized, empowered and directed to do and perform, or cause to be done and performed, all such acts, deeds, and things and to make, execute, and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments, or certificates in the name and on behalf of the Trust, or otherwise as such Authorized Officer may deem necessary or appropriate to effectuate or carry out fully the purposes and intent of the foregoing resolutions, including, without limitation, the performance of the obligations of the Trust under the Registration Statement, Purchase Agreement, Underwriting Agreement, Securities Purchase Agreements, Owner Trust Agreements, Sale and Servicing Agreements, Yield Supplement Agreements, Depositary Agreements, the Insurance Documents and all agreements that are exhibits to the aforementioned agreements and documents, or any other agreement, certificate, or instrument referred to or contemplated herein or therein.

         RESOLVED, that any and all actions taken or contracts entered into heretofore by any of the President, the Treasurer or any Executive Vice President of the Trust, as well as any and all actions taken or contracts entered into by said person as an individual acting for the Trust, with respect to the Registration Statement, Purchase Agreement, Underwriting Agreement, Securities Purchase Agreements, Owner Trust Agreements, Sale and Servicing Agreements, Yield Supplement Agreements, Depositary Agreements, the Insurance Documents, and all agreements that are exhibits to the aforementioned agreements and documents, or the transactions and events contemplated hereby or thereby be and the same hereby are ratified, approved and confirmed, and all such actions and contracts are hereby adopted as though said individuals had at such time full power and authority to act for and on behalf of the Trust and in the same manner as if each and every act had been done pursuant to the specific authorization of the Board of Managers of the Trust.

         RESOLVED, that for the purpose of facilitating the execution of this Unanimous Written Consent of the Board of Managers, this document may be executed in one or more counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts shall constitute but one and the same instrument.

         RESOLVED, that these resolutions are effective as of September 4, 2002.

                 (remainder of page intentionally left blank)

         IN WITNESS WHEREOF, the undersigned, being all the Managers of MMCA Auto Receivables Trust II have executed this Unanimous Written Consent of the Board of Managers.


/s/ Dan Booth                                        /s/ Andrew L. Stidd
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Dan Booth                                            Andrew L. Stidd


/s/ Charles A. Tredway                               /s/ Yasuhiro Hagihara
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Charles A. Tredway                                   Yasuhiro Hagihara


/s/ Akinobu Saito
-----------------------
Akinobu Saito

                            SECRETARY'S CERTIFICATE

         I do hereby certify that I am the Secretary of MMCA Auto Receivables Trust II, a Delaware business trust (the "Trust"), and I do hereby further certify that the foregoing is a true copy of the resolutions of the Board of Managers of the Trust duly adopted and approved by unanimous written consent in accordance with all applicable provisions of law and the Amended and Restated Trust Agreement establishing the Trust, as of the 4th day of September, 2002.

         I hereby further certify that such resolutions are presently in full force and effect and have not been amended or revoked.


Dated: September 4, 2002                          /s/ Hideyuki Kitamura
                                                  ----------------------------
                                                  Hideyuki Kitamura, Secretary